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                                                                  Exhibit 10.18

                                AEARO CORPORATION

                           EXECUTIVE STOCK OPTION PLAN
                           ---------------------------

                                                June __, 1996

      The purpose of this Executive Stock Option Plan (the "Plan") is to encourage and enable certain senior officers and key employees of Aearo Corporation (the "Company") and of any subsidiary corporation of which 50% or more of the total combined voting power of all classes of stock is directly or indirectly owned by the Company (a "Subsidiary") to acquire or increase their proprietary interest in the Company through the granting of options as herein provided. By encouraging such individuals to acquire or increase their ownership of its stock, the Company seeks to retain the services of persons of exceptional competence and to furnish additional incentives for them to increase their efforts on behalf of the Company. The Options that may be granted hereunder are not to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (i.e. are not to be qualified under the Code) and are referred to herein as the "Options."

      1.    Shares of Stock Subject to the Plan
            -----------------------------------

      The stock that may be issued and sold pursuant to Options granted under the Plan shall not exceed, in the aggregate, 400,000 shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock"), which may be either (i) authorized but unissued shares or treasury shares, or (ii) shares previously reserved for issue upon exercise of Options under the Plan, which Options have expired or been terminated; provided, however, that the number of shares subject to the Plan gives effect to an 80 for 1 stock split approved by the Company's Board of Directors on June __, 1996, which is expected to be approved by the Company's stockholders at a special meeting to be convened prior to the Corporation's initial public offering as if such stock split had been effected immediately prior to the date of the Plan and shall be adjusted as provided in
Section 8.

      2.    Eligibility
            -----------

      Options may be granted to persons who are officers or key employees of the Company or a Subsidiary.

      3.    Administration
            --------------

      A committee of the Board of Directors of the Company consisting of at least two of its disinterested members (the "Committee") shall determine the persons to be granted Options ("Optionees"), the number of shares of Common Stock subject to each Option and the exercise price, vesting requirements, if any, and other terms of each Option, consistently with the provisions of the Plan. All Options shall be embodied in written option agreements signed by the Optionee and an authorized officer of the Company. The Committee shall have exclusive




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authority to grant Options under the Plan, make determinations under the Plan and any Option, interpret any provision of the Plan and any Option, resolve disputes arising under the Plan and any Option and supervise the administration of the Plan. The Committee may also amend the terms of outstanding Options, subject to the consent of the Optionee if the amendment adversely affects any of his or her substantive rights under the Option. Any of the foregoing actions taken by the Committee shall be final and conclusive and shall be binding on the Company and each Optionee.

      4.    Price and Terms.
            ---------------

      The purchase price of shares under an Option shall be whatever price is determined by the Committee in its sole discretion. Each Option shall be exercisable at such time or times as the Committee shall from time to time determine, but in no event after the expiration of ten years from the date such Option is granted.

      5.    Limitations on Right to Exercise, Shareholder Rights
            ----------------------------------------------------

      The Committee may establish one or more events upon which an Option becomes exercisable, or provide that an Option is exercisable in such installments (which need not be equal) at such times as is determined by the Committee. The Committee may also establish whether Options not exercised within specified periods may accumulate and become exercisable, in whole or in part, on any later date(s), and it may provide for the acceleration of the vesting or exercise dates of Options, or if permitted by the Option terms, acceleration of the expiration dates of Options in certain events. Options may not be exercised to purchase fractional shares unless the Committee otherwise provides. The delivery of certificates representing shares under any Option will be contingent upon receipt by the Company from the Optionee (or a substitute purchaser permitted by the terms of the Option) of the full purchase price for such shares and the fulfillment of any other requirements specified in the Option or applicable provisions of law. No Optionee or other person entitled to exercise an Option shall be, or shall be deemed to be, a holder of any shares of Common Stock subject to the Option for any purpose unless and until certificates for such shares are issued to such Optionee under the terms of the Plan and the Option.

      6.    Non-transferability of Option
            -----------------------------

      Options granted under the Plan shall not be transferable by the Optionee, other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined in the Code, and are exercisable during the Optionee's lifetime only by the Optionee. In addition, the Committee may permit Options to be exercised by the guardian or conservator of the Optionee in the event of his or her legal incapacity.


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      7.    Dilution or Other Adjustments
            -----------------------------

      If the Company effects a stock split, consolidation of shares or other recapitalization of its stock, the payment of a stock dividend, or any other increase or reduction in the number of shares of Common Stock outstanding without receiving compensation therefor in money, services or property, then (i) the number, class, and price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted by the Committee in such a manner as to entitle each Optionee to receive upon exercise of an Option in full, for the same aggregate consideration, that number and class of shares which the Optionee would have received as a result of the event requiring the adjustment had the Optionee exercised the Option in full immediately prior to such event; and (ii) the number and class of shares reserved for issuance under the Plan shall be appropriately adjusted by the Committee by substituting that number and class of shares of stock which stockholders of the Company would have been received as a result of such event if they held all of the reserved shares immediately prior to such event; provided, however, that outstanding Options and Options to be issued under the Plan shall not be issued or exercisable for fractional shares, and the Committee may determine in its discretion to adjust outstanding Options or shares reserved under the Plan to the nearest whole number of shares, or it may require payment of cash to an Optionee who exercises an Option for a fractional share in an amount reflecting the fair value of the fractional share as determined by the Committee.

      8.    Tax Withholding
            ---------------

      Each Optionee shall, no later than the date as of which the value of an Option or of any Common Stock or other security received thereunder first becomes includable in the gross income of such Optionee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee. If the Committee so determines, an Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by
(i) authorizing the Company to withhold from shares of Common Stock to be issued upon exercise of the Option a number of shares with an aggregate fair market value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value that would satisfy the withholding amount due.

      9.    Stockholder Approval; Amendment of the Plan
            -------------------------------------------

      This Plan shall be subject to the approval of the stockholders of the Company within 12 months after the date hereof, and if Options are issued pending such approval, they may not be exercised until such approval is obtained. If such approval is not obtained, this Plan and all

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Options granted hereunder shall terminate and be null and void. The Committee may amend this Plan at any time or times, provided that any such amendment must also be approved by the stockholders of the Company if the amendment would increase the number of shares subject to the Plan (except as provided in Section
7) or expand the class of employees eligible to receive Options under the Plan, or to the extent stockholder approval is required by law. An amendment shall be binding upon Options previously granted under the Plan unless the amendment adversely affects the rights of an Optionee, in which event the consent of the Optionee shall be required.

      10.   Expiration and Termination of the Plan
            --------------------------------------

      Options may be granted under the Plan at any time, or from time to time, prior to the tenth anniversary of the date of the Plan. The Plan may be abandoned or terminated at any time by the Committee, except with respect to any Options then outstanding under the Plan.

      11.   Governing Law
            -------------

      This Plan and all Options granted hereunder shall be governed by Delaware law except to the extent that it is preempted by federal law.




230501.c6

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